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                                                                      EXHIBIT 11


                               GLASSMASTER COMPANY
                        COMPUTATION OF EARNINGS PER SHARE
                     For the two years ended August 31, 2000
                    (Thousands except for per share figures)

                                                             2000         1999
                                                            ------       ------
Primary:
--------
  Income (Loss) from Continuing Operations                   ($636)       ($996)
  Income (Loss) from Discontinued Operations                     0            0
                                                            ------       ------

  Net Income(Loss)                                           ($636)       ($996)
  ----------------                                          ======       ======


Basic:
------
  Average Shares Outstanding                                 1,631        1,629

  Per Share Amounts:
          Continuing Operations                              ($.39)       ($.61)
          Discontinued Operations                                0            0
                                                            ------       ------
          Net Income (Loss)                                  ($.39)       ($.61)

Diluted:
  Average Shares Outstanding                                 1,631        1,629
  Net effect of dilutive stock options under the
    treasury stock method using the average market price         0            0
                                                            ------       ------

      Total                                                  1,631        1,629

  Per Share Amounts:
          Continuing Operations                              ($.39)       ($.61)
          Discontinued Operations                                0            0
                                                            ------       ------
          Net Income (Loss)                                  ($.39)       ($.61)